Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT THIRD QUARTER 2007 RESULTS

November 12, 2007 – Eagan, Minnesota—Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the third quarter ended September 30, 2007. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $3.9 million of unsecured notes payable to former employees. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Third Quarter of Fiscal 2007 Compared with Third Quarter of Fiscal 2006

Net sales decreased $8.4 million, or 7.4%, from $114.0 million for the third quarter of 2006 compared to $105.6 million for the same quarter of 2007. Income from operations decreased by $0.2 million, or 1.3%, from $18.1 million for the third quarter of 2006 compared to $17.9 million for the same quarter of 2007. Net income for Holdings decreased $0.7 million, from $12.2 million for the third quarter of 2006 to $11.5 million in the same quarter of 2007. Net income for Norcraft decreased $0.4 million, from $14.6 million for the third quarter of 2006 to $14.2 million for the same quarter of 2007.

EBITDA (as defined in the attached table) was $21.8 million for the third quarter of 2006 compared to $21.9 million for the same quarter of 2007.

“The housing industry slow-down has continued to affect our sales and we expect these conditions to impact future sales as well. Despite the decrease in sales, we are pleased with our efforts to improve margin through production efficiencies and product mix.” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, November 13, 2007 at 10:00 a.m. Eastern Time. To participate, dial 877-723-9517 and use the pass code 8524621. A telephonic replay will be available by calling 888-203-1112 and using pass code 8524621.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through five brands: Mid Continent Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	September 30, 2007	December 31, 2006	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$26,328	$3,928	$26,328	$4,038
Trade accounts receivable, net	35,720	35,718	35,720	35,718
Inventories	23,901	21,997	23,901	21,997
Prepaid expenses	1,415	1,885	1,415	1,885

Total current assets	87,364	63,528	87,364	63,638

Property, plant and equipment, net	39,290	38,115	39,290	38,115

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	49,381	52,731	49,381	52,731
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	6,493	7,656	4,149	4,994
Display cabinets, net	10,219	9,006	10,219	9,006
Other	252	307	252	307

Total other assets	263,804	267,159	261,460	264,497

Total assets	$390,458	$368,802	$388,114	$366,250

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,959	$1,959	$—	$—
Accounts payable	13,831	8,301	13,831	8,301
Accrued expenses	26,599	23,828	26,599	23,828

Total current liabilities	42,389	34,088	40,430	32,129

Long-term debt	258,115	254,631	148,000	150,000
Other liabilities	458	—	458	—

Commitments and contingencies	—	—	—	—
Members’ equity subject to put request	46,981	48,835	—	—

Members’ equity	42,515	31,248	199,226	184,121

Total liabilities and members’ equity	$390,458	$368,802	$388,114	$366,250

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales	$105,568	$114,044	$302,022	$344,586

Cost of sales	68,789	76,675	199,683	235,684

Gross profit	36,779	37,369	102,339	108,902

Selling, general and administrative expenses	18,884	19,235	55,450	57,758

Income from operations	17,895	18,134	46,889	51,144

Other expense (income):
Interest expense, net	5,957	5,488	17,786	16,717

Amortization of deferred financing costs	415	368	1,163	1,126
Other, net	62	57	128	131

Total other expense (income)	6,434	5,913	19,077	17,974

Net income	$11,461	$12,221	$27,812	$33,170

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales	$105,568	$114,044	$302,022	$344,586

Cost of sales	68,789	76,675	199,683	235,684

Gross profit	36,779	37,369	102,339	108,902

Selling, general and administrative expenses	18,884	19,235	55,450	57,758

Income from operations	17,895	18,134	46,889	51,144

Other expense (income):
Interest expense, net	3,298	3,171	9,971	9,936
Amortization of deferred financing costs	307	269	845	837
Other, net	62	57	128	131

Total other expense (income)	3,667	3,497	10,944	10,904

Net income	$14,228	$14,637	$35,945	$40,240

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Nine Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$27,812	$33,170	$35,945	$40,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	3,886	3,430	3,886	3,430
Amortization:
Customer relationships	3,350	3,349	3,350	3,349
Deferred financing costs	1,163	1,126	845	837
Display cabinets	4,565	4,073	4,565	4,073
Provision for uncollectible accounts receivable	652	639	652	639
Provision for obsolete and excess inventory	567	101	567	101
Provision for warranty claims	2,579	3,626	2,579	3,626
Accreted interest on senior notes	7,444	6,768	—	—
Stock compensation expense	563	733	563	733
Gain on involuntary asset disposal (fire)	(442)	—	(442)	—
Loss (gain) on disposal of assets	150	50	150	50
Change in operating assets and liabilities:
Trade accounts receivable	(683)	(4,387)	(683)	(4,387)
Inventories	(2,393)	(1,100)	(2,393)	(1,100)
Prepaid expenses	480	895	480	895
Other assets	60	15	60	15
Accounts payable and accrued liabilities	6,149	7,430	6,149	7,430

Net cash provided by operating activities	55,902	59,918	56,273	59,931

Cash flows from investing activities:
Proceeds from sale of property and equipment	26	54	26	54
Insurance proceeds from involuntary asset disposal (fire)	496	—	496	—
Purchase of property, plant and equipment	(5,757)	(4,896)	(5,757)	(4,896)
Additions to display cabinets	(5,783)	(4,615)	(5,783)	(4,615)

Net cash used in investing activities	(11,018)	(9,457)	(11,018)	(9,457)

Cash flows from financing activities:
Payment of financing costs	—	(758)	—	(758)
Bank overdrafts payable	—	(1,666)	—	(1,666)
Payment on term loans to former equity holders	(1,960)	—	—	—
Repurchase of senior subordinated notes	(2,000)	—	(2,000)	—
Proceeds from issuance of member interests	415	1,825	415	1,825
Repurchase of members’ interests	(716)	(2,344)	(716)	(2,344)
Distributions to members	(18,183)	(11,979)	(20,624)	(11,992)

Net cash used in financing activities	(22,444)	(14,922)	(22,925)	(14,935)

Effect of exchange rates on cash	(40)	(62)	(40)	(62)

Net increase in cash	22,400	35,477	22,290	35,477

Cash, beginning of the period	3,928	933	4,038	933

Cash, end of period	$26,328	$36,410	$26,328	$36,410

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,			Twelve Months Ended September 30, 2007
	2007		2006	2007		2006
Net income	$11,461	(1)	$12,221	$27,812	(1)	$33,170	$34,135	(1)
Interest expense, net	5,957		5,488	17,786		16,717	23,723
Depreciation	1,331		1,179	3,886		3,430	5,116
Amortization of deferred financing costs	415		368	1,163		1,126	1,535
Amortization of customer relationships	1,117		1,117	3,350		3,349	4,467
Display cabinet amortization	1,587		1,377	4,565		4,073	6,067
State Taxes	30		54	90		110	110

EBITDA	$21,898		$21,804	$58,652		$61,975	$75,153

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,			Twelve Months Ended September 30, 2007
	2007		2006	2007		2006
Net income	$14,228	(1)	$14,637	$35,945	(1)	$40,240	$44,872	(1)
Interest expense, net	3,298		3,171	9,971		9,936	13,405
Depreciation	1,331		1,179	3,886		3,430	5,116
Amortization of deferred financing costs	307		269	845		837	1,116
Amortization of customer relationships	1,117		1,117	3,350		3,349	4,467
Display cabinet amortization	1,587		1,377	4,565		4,073	6,067
State Taxes	30		54	90		110	110

EBITDA	$21,898		$21,804	$58,652		$61,975	$75,153

(1)	Net income during the three, nine and twelve months ended September 30, 2007 includes $0.4 million from insurance proceeds due to a fire in the Newton, Kansas facility which increased net income and correspondingly increased EBITDA.